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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders of
 Bev-Tyme, Inc.
 New York, New York



         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated March 21, 1996 [except for Note 17C as to which the date is April 11, 1996], relating to the consolidated financial statements of Bev-Tyme, Inc. and our report dated April 4, 1996 for Perry's Majestic Beer, Inc. which are contained in the Prospectus.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.

         On July 1, 1996, the firm of Mortenson and Associates, P.C. changed its name to Moore Stephens, P.C.


                                             /s/ Moore Stephens, P.C.
                                             --------------------------
                                             MOORE STEPHENS, P.C.

                                             Certified Public Accountants.

Cranford, New Jersey

November 27, 1996